                                                                   Exhibit 10.74

                             LOSSES ESCROW AGREEMENT

         LOSSES ESCROW AGREEMENT (the "Agreement"), dated as of August 26, 1997, by and among International Post Limited, a Delaware corporation ("IPL"), Louis
H. Siracusano ("Siracusano"); Arnold P. Ferolito ("Ferolito"); and Donald H. Buck ("Buck") (each a "Stockholder" and collectively, the "Stockholders") and IBJ Schroder Bank & Trust Company (the "Escrow Agent"). Any reference herein to any Stockholder shall be deemed to also include a reference to the heirs, estate and personal representatives of such Stockholder. Unless otherwise indicated herein, each capitalized term used herein shall have the meaning attributed to it in the glossary set forth in Section 20 hereof.

                              W I T N E S S E T H:

         WHEREAS, IPL, Video Services Corporation, a New Jersey corporation ("Video") and the Stockholders are parties to an Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, which, among other things, provides for the merger (the "Merger") of Video with and into IPL; and

         WHEREAS, as a condition to the closing of the Merger, IPL and the Stockholders have agreed to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1.  Appointment of Escrow Agent

         IPL and the Stockholders hereby appoint the Escrow Agent as their agent to hold and disburse all assets from time to time deposited with the Escrow Agent pursuant hereto on the terms and subject to the conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment. By their execution of this Agreement, IPL and the Stockholders expressly authorize the Escrow Agent to, and the Escrow Agent expressly agrees to, take the actions contemplated by this Agreement in accordance with the provisions of this Agreement.

         Section 2.  Escrow Accounts; Deposit of Funds.

         (a) On the date hereof each of the Stockholders is delivering to the Escrow Agent a stock certificate (duly endorsed in blank or accompanied by a stock power duly endorsed in blank) representing the number of shares of IPL Common Stock set forth opposite its name below:

         Name              Number of Shares
         ----              ----------------
         Siracusano        878,186 (the "Siracusano Deposited Shares")
         Ferolito          878,186 (the "Ferolito Deposited Shares")
         Buck               16,941 (the "Buck Deposited Shares")

         The shares represented by the certificates so deposited (together with shares deposited pursuant to Section 4 hereof) are referred to herein collectively as the "Deposited Shares". Each Stockholder shall retain all voting rights in respect of the Deposited Shares deposited by such Stockholder, as well as the right to receive all cash dividends paid on such shares until such time, if any, as they are transferred to IPL. All securities received in respect of such shares as dividends and all other shares of IPL Common Stock deposited pursuant to this Agreement shall be added to the Deposited Shares and shall be deemed Siracusano Deposited Shares, Ferolito Deposited Shares and Buck Deposited Shares, as applicable.

         (b) The Escrow Agent will, upon receipt of any funds from any Stockholder as contemplated in Section 3 hereof, establish money-market escrow accounts at the Escrow Agent's office, which accounts shall be designated in the records of the Escrow Agent as follows: (i) Siracusano Escrow Account (the "Siracusano Escrow Account"); (ii) Ferolito Escrow Account (the "Ferolito Escrow Account"); (iii) Buck Escrow Account (the "Buck Escrow Account"), in which the Escrow Agent shall deposit the funds submitted to it in respect of such Stockholder. Each account listed in clauses (i) through (iii) is referred to herein as an "Escrow Account" and the Siracusano Escrow Account, the Ferolito Escrow Account and the Buck Escrow Account are referred to collectively as the "Escrow Accounts". Each Escrow Account shall be maintained by, and shall be under the exclusive dominion and control of, the Escrow Agent. The Escrow Accounts shall be maintained as separate accounts; funds deposited in each Escrow Account shall not be co-mingled with the funds deposited in any other Escrow Account; and the Escrow Agent shall disburse the funds in the Escrow Accounts only in accordance with the provisions of this Agreement; provided, however, that the Escrow Agent also shall disburse funds from any of the Escrow Accounts in accordance with written directions executed by all of the Stockholders and IPL. Each Escrow Account may, upon the written direction of the Stockholder depositing any funds therein, be invested in one or more of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, (ii) time deposits and certificates of deposit and commercial paper issued by any domestic commercial bank having capital and surplus in excess of $50,000,000 (an "Approved Bank"),
(iii) commercial paper issued by any person incorporated under the laws of the United States, or any State thereof, rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor's Service, Inc. and in each case maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than five days for underlying securities of the type described in clauses (i) through (iii) of this definition entered into with any Approved Bank, and (v) investments in money market funds which have net assets of at least $50 million, substantially all of whose assets comprise securities of the types described in clauses (i) - (iv) above.

         All amounts earned in each Escrow Account shall be paid over to the appropriate Stockholder on a quarterly basis on each January 1, April 1, July 1 and October 1 (or the first Business Day thereafter) upon the written request of such Stockholder to the Escrow Agent and such interest shall be reported by such Stockholder as income of such Stockholder for all income tax purposes.

         Section 3. Substitution of Cash.

         (a) At any time and from time to time a Stockholder may, upon compliance with the procedures set forth in this Section 3, obtain possession of all or any portion of the Deposited Shares deposited by such Stockholder in accordance with Section 2 or Section 4 hereof, by substituting therefor (a "Cash Substitution") cash in an amount equal to the Determined Cash Amount and depositing such amount with the Escrow Agent. At any time a Cash Substitution is to be made pursuant hereto and upon compliance with the provisions of this
Section 3, any necessary certificates shall be delivered to the Stockholder as soon as practicable after issuance by the transfer agent. In connection therewith, the Escrow Agent is authorized to submit certificates as necessary directly to the transfer agent by FedEx or by messenger service and IPL and the Stockholders agree and acknowledge that the Escrow Agent shall have no duty, obligation or liability in connection with such delivery or any action of the transfer agent.

         (b) In the event that a Stockholder desires to engage in a Cash Substitution, the Stockholder shall deliver a written notice signed by the Stockholder to the Escrow Agent, who shall deliver such notice to the other Stockholders and to IPL no later than one Business Day after receipt thereof (the "Cash Substitution

Notice") which notice shall state: (i) that the Stockholder desires to engage in such Cash Substitution; and (ii) the Determined Cash Amount in respect thereof together with a statement setting forth in reasonable detail the computation thereof.

         (c) Within 5 Business Days (the "Section 3 Acceptance Period") of receipt of the Cash Substitution Notice by IPL, IPL may object to the Cash Substitution on the basis (and only on the basis) that it disagrees with the computation of the Determined Cash Amount by sending written notice of such objection (a "Section 3 Objection") to the Escrow Agent, who shall deliver such notice to the Stockholders no later than one Business Day after receipt thereof , which shall set forth the reasons therefor and the date of IPL's receipt of the Cash Substitution Notice. Failure by IPL to deliver a Section 3 Objection to the Escrow Agent, prior to the end of the Section 3 Acceptance Period, shall be deemed an acceptance of the Cash Substitution Notice and the Determined Cash Amount. In the event that the Escrow Agent receives a Cash Substitution Notice and fails to receive a Section 3 Objection prior to the end of the related
Section 3 Acceptance Period, the Escrow Agent shall complete the Cash Substitution in accordance with the terms hereof and as contemplated in the Cash Substitution Notice.

         (d) In the event that IPL timely delivers a Section 3 Objection to the Escrow Agent; who shall deliver a copy to the Stockholders no later than one Business Day after receipt thereof: (i) the Stockholder may submit the matter to dispute resolution pursuant to Section 11 hereof; and (ii) the Escrow Agent shall not complete the Cash Substitution until: (A) directed to do so pursuant to a written instruction signed by IPL; or (B) directed to do so pursuant to a certificate signed by the Stockholders and IPL stating that pursuant to the dispute resolution procedures set forth in Section 11 hereof, it has been resolved that the Determined Cash Amount, as stated in the Cash Substitution Notice, is correct and that the requested Cash Substitution should be completed.

         (e) In engaging in a Cash Substitution, a Stockholder shall be entitled to substitute cash proceeds to be derived from the sale of all or a portion of the Deposited Shares to be received in such Cash Substitution. The Stockholders and IPL shall take such action as is reasonably necessary to permit and facilitate any such sale and substitution. In connection therewith, the Escrow Agent shall only be required to act upon joint instructions signed by the Stockholders and IPL.

         Section 4.  Substitution of Stock.

         (a) At any time and from time to time, a Stockholder may, upon compliance with the procedures set forth in this Section 4, obtain possession of all or any portion of the cash held in the Escrow Account applicable to such Stockholder, by substituting therefore (a "Stock Substitution") certificates representing shares of IPL Common Stock in an amount equal to the Determined Stock Amount and depositing such certificates with the Escrow Agent. At any time a Stock Substitution is to be made pursuant hereto and upon compliance with the provisions of this Section 4, any necessary certificates shall be delivered to the Stockholder as soon as practicable after issuance by the transfer agent. In connection therewith, the Escrow Agent is authorized to submit certificates as necessary directly to the transfer agent by FedEx or by messenger service and IPL and the Stockholders agree and acknowledge that the Escrow Agent shall have no duty, obligation or liability in connection with such delivery or any action of the transfer agent.

         (b) In the event that a Stockholder desires to engage in a Stock Substitution, the Stockholder shall deliver a written notice signed by the Stockholder to the Escrow Agent, who shall deliver such notice to the other Stockholders and to IPL no later than one Business Day after receipt thereof (the "Stock Substitution Notice") which notice shall state: (i) that the Stockholder desires to engage in such Stock Substitution; and (ii) the Determined Stock Amount in respect thereof together with a statement setting forth in reasonable detail the computation thereof.

         (c) Within 5 Business Days (the "Section 4 Acceptance Period") of receipt of the Stock Substitution Notice by IPL, IPL may object to the Stock Substitution on the basis (and only on the basis) that it disagrees with the computation of the Determined Stock Amount by sending written notice of such objection (a "Section 4 Objection") to the Escrow Agent, who shall deliver such notice to the Stockholders no later than one Business Day after receipt thereof, which shall set forth the reasons therefor and the date of IPL's receipt of the Stock Substitution Notice. Failure by IPL to deliver a Section 4 Objection to the Stockholders and the Escrow Agent, prior to the end of the Section 4 Acceptance Period, shall be deemed an acceptance of the Stock Substitution Notice and the Determined Amount. In the event that the Escrow Agent receives a Stock Substitution Notice and fails to receive a Section 4 Objection prior to the end of the related Section 4 Acceptance Period, the Escrow Agent shall complete the Stock Substitution in accordance with the terms hereof and as contemplated in the Stock Substitution Notice.

         (d) In the event that IPL timely delivers a Section 4 Objection to the Escrow Agent, who shall deliver a copy to the Stockholders no later than one Business Day after receipt thereof: (i) the Stockholder may submit the matter to dispute resolution pursuant to Section 11 hereof; and (ii) the Escrow Agent shall not complete the Stock Substitution until: (a) directed to do so pursuant to a written instruction signed by IPL; or (B) directed to do so pursuant to a certificate signed by the Stockholders and IPL stating that pursuant to the dispute resolution procedures set forth in Section 11 hereof, it has been resolved that the Determined Stock Amount, as stated in the Stock Substitution Notice, is correct and that the requested Stock Substitution should be completed.

         Section 5.  Indemnification Claims.

         (a) The Stockholders and IPL agree that in the event and to the extent that any Stockholder has any liability or obligation to provide indemnification or contribution (collectively, "Indemnification") for any losses of IPL, its successors or assigns (each an "Indemnified Person") pursuant to the terms of the Merger Agreement:

                           (i) the claims of an Indemnified Person in respect of
such Stockholder shall be limited to the Deposited Shares and the Escrow Account in respect of such Stockholder and no Indemnified Person shall have any other right, claim or recourse to such Stockholder or the assets of such Stockholder;

                           (ii) to the extent that such losses arise from any
obligation for which such Stockholders are jointly and severally liable under the Merger Agreement, and in respect of which an Indemnified Person is entitled to Indemnification under the Merger Agreement, the right of the Indemnified Person to receive such Indemnification in respect of any particular Stockholder regarding any such loss and to assert any claim against the Deposited Shares and the Escrow Account attributable to such Stockholder hereunder, shall be limited to an amount determined by multiplying: (A) the amount of such loss for which such Indemnification is required to be provided under the Merger Agreement; by
(B) the Stockholder Percentage of such Stockholder; and

                           (iii) to the extent that such losses arise from any
obligation for which such Stockholders are not jointly or severally liable under the Merger Agreement, and in respect of which an Indemnified Person is entitled to Indemnification under the Merger Agreement, the right of an Indemnified Person to receive such Indemnification in respect of any particular Stockholder regarding any such loss and to assert any claim against the Deposited Shares and the Escrow Account attributable to such Stockholder hereunder, shall be limited solely to the Deposited Shares and the Escrow Account attributable to the particular Stockholder having an Indemnification obligation in respect of such loss and no Indemnified Person shall have recourse to, or have any right to make any claim against, receive any payment from, or receive all or any portion of the Deposited Shares or the Escrow Account attributable to, any other Stockholder or any other assets of any Stockholder.

         (b) In the event that an Indemnified Person believes that it is entitled to the payment of money for Indemnification from a Stockholder pursuant to the provisions of Article X of the Merger Agreement, such Indemnified Person shall proceed to assert any such claim (an "Indemnification Claim") in the manner set forth in the Merger Agreement.

         (c) The Escrow Agent shall not disburse any amount with respect to any claim for Indemnification made by any Indemnified Person until directed to make a payment pursuant to either: (i) a written instruction signed by the Stockholder against which such claim is asserted (the "Subject Stockholder") and the Indemnified Person (it being understood and agreed that, in the event that a Stockholder agrees in writing, or it is determined by a final, binding non-appealable order or judgment of a court of competent jurisdiction, that he is obligated to provide a specified amount as Indemnification to an Indemnified Person pursuant to the terms of Article X of the Merger Agreement, then such Stockholder shall also provide the notice contemplated herein); or (ii) a certificate signed by the Stockholders and IPL stating that the claim has been resolved pursuant to a final, binding non-appealable order or judgment of a court of competent jurisdiction.

         (d) In the event that the Escrow Agent is required to make any payment in respect of a Subject Stockholder to any Indemnified Person pursuant to the terms of Section 5(c) above, then such payment shall be made by the Escrow Agent subject to and in accordance with the following procedure:

                           (i) the Escrow Agent shall make such payment on the
fifth (5th) Business Day (provided that in the event of a Cash Substitution or Stock Substitution during such period with respect to which a Section 3 Objection or Section 4 Objection is given, then the date will be the fifth day following the date such objection is resolved or as soon as thereafter practicable pursuant to Section 11 hereof) following the occurrence of the first to occur of the events contemplated in Section 5(c)(i) or (ii), (the "Payment Date");

                           (ii) during the four (4) Business Days prior to the
Payment Date the Subject Stockholder may, at its option, engage in a Cash Substitution or Stock Substitution by giving a Cash Substitution Notice or a Stock Substitution Notice pursuant to Section 3 or 4 hereof and the Payment Date will be appropriately extended to the minimum extent necessary to permit such Cash Substitution or Stock Substitution to occur;

                           (iii) the Subject Stockholder may, at its option by
written notice to the Escrow Agent, who shall deliver a copy to the Indemnified Person no later than one Business Day after receipt thereof, given not less than four (4) Business Days prior to the Payment Date, elect to have any amount to be paid hereunder, paid in either cash from the Escrow Account, Deposited Shares, or a combination thereof (provided that in the event of the failure of the Escrow Agent to receive any such notice prior to the fifth day preceding the Payment Date, such payment will be made first in cash from the Escrow Account and then from the Deposited Shares);

                           (iv) for the purpose of making any payment in
Deposited Shares, the same shall be valued at Market Value determined as of the close of business on the fourth day preceding the Payment Date; and

                           (v) in executing funds transfers, the Escrow Agent
will rely upon account numbers or other identifying numbers of a Stockholder or Indemnified Person or its bank, rather than names. The Escrow Agent shall not be liable for any loss, liability or expense resulting from any error made by a Stockholder or Indemnified Person with respect to an account number or other identifying number provided it has accurately followed written instructions from the Stockholder or Indemnified Person in accordance with the disbursement provisions set forth above. The Escrow Agent will confirm the instructions set forth in such written instructions with the authorized individuals making such request at the authorized telephone numbers appearing above each such individual's name. The Escrow Agent will verify by telephone all payment orders unless they call for a transfer to a pre-identified account.

         (e) Notwithstanding anything to the contrary contained herein, the Stockholders and IPL will not take any action pursuant to this Agreement which would constitute or result in any assignment of a Federal Communications Commission ("FCC") license or any change of control of any FCC licensee, whether de facto or de jure, if such assignment of license or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The parties hereto hereby agree that voting rights in the Deposited Shares transferred to IPL hereunder will remain in each Stockholder unless any required approval of the FCC shall be obtained to the transfer of voting rights. The Stockholders hereby agree to take such action as IPL may reasonably request in order to complete any transfer of Deposited Shares contemplated hereby, including specifically, at IPL's cost and expense, the use of each Stockholders reasonable efforts to assist in obtaining the approval of the FCC for any action or transaction contemplated hereby which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or sales of Deposited Shares by or on behalf of the Escrow Agent pursuant hereto, or (b) any assumption by IPL of voting rights or management rights in the Deposited Shares effected in accordance herewith.

         Section 6.  Final Distribution.

         (a) Promptly following the date (the "Final Date") which is the later of: (i) three (3) years following the date hereof; and (ii) the Section 6 Date, the Escrow Agent shall, not less than five (5) Business Days following the giving of written notice to IPL and each Stockholder of its intention to do so, distribute all Deposited Shares and all funds on deposit in the Escrow Accounts to the applicable Stockholder who has deposited such funds or shares hereunder; provided, however, that if, prior to the Final Date, an Indemnified Person has delivered to the Escrow Agent a written notice (a "Claim Notice") that it has asserted an Indemnification Claim pursuant to the terms of the Merger Agreement and the amount of such claim (the "Indemnification Claimed Amount") in respect of any Subject Stockholder and there has been no disposition of the Indemnification Claim covered thereby either: (A) as a result of a final, binding, non-appealable order or judgment of a court of competent jurisdiction resulting in an order of such court to the Escrow Agent regarding the payment of such Indemnification Claim; or (B) a written agreement of the Subject Stockholder resulting in written instructions to the Escrow Agent signed by the Indemnified Person and the Subject Stockholder: (i) the Escrow Agent shall continue to hold an aggregate amount (determined in the manner set forth in Section 6(c)) through the retention of Deposited Shares and of funds in the Escrow Account, in each case applicable to such

Stockholder, equal to the Indemnification Claimed Amount until such Indemnification Claim is so disposed of; and (ii) shall deliver to each Stockholder the balance of the Deposited Shares or the funds held in the applicable Escrow Account, in excess of the amounts required to be retained pursuant to the preceding clause (i) (such distribution pursuant to this clause
(ii) and retention pursuant to clause (i), to be made from Deposited Shares, cash in Escrow Accounts, or a combination thereof, as shall be designated by each Stockholder by written notice to the Escrow Agent and IPL within five (5) Business Days following the Final Date); provided that if such notice has not been received by the Escrow Agent at least three (3) days prior to the Final Date, then the Escrow Agent shall make such distribution on the third Business Day following its receipt of such notice. The Escrow Agent shall not make any distribution of Deposited Shares or funds on deposit in the Escrow Accounts until it has received written notice from the Stockholders.

         (b) Any amount or portion thereof retained pursuant to Section 6(a), shall be: (i) applied pursuant to Section 5 hereof; or (ii) applied pursuant to written instructions to the Escrow Agent executed by the Indemnified Person and the Subject Stockholder; or (iii) in the event that the Escrow Agent receives a certificate from a Subject Stockholder and the Indemnified Person which states that the matters set forth in the Claim Notice have been determined by a final, binding, non-appealable order of a court of competent jurisdiction, and the amount retained in respect of such Indemnification Claim, pursuant to this
Section 6, exceeds the amount required to be paid pursuant to Section 5 hereof in respect of such Indemnification Claim, then the excess shall be paid over to the Subject Stockholder (and, in the event of any dispute with respect to the foregoing, the same may be submitted for resolution pursuant to the dispute resolution procedures set forth in Section 11 hereof and the Escrow Agent shall thereafter release amounts in the applicable Escrow Account and the applicable Deposited Shares, in accordance with the determination resulting therefrom).

         (c) For purposes of withholding assets pursuant to Section 6(a), any Deposited Shares shall be valued at Market Value determined in good faith by the Board of Directors of IPL as of the Final Date and all amounts held in any Escrow Account shall be valued at the amount of cash held in such account. For the purposes of this Agreement, the Escrow Agent may assume, without inquiry or responsibility, that all actions taken by the Board of Directors of IPL shall be in good faith. In the event that any amounts held in any Escrow Account in cash are withheld from distribution pursuant to this Section 6, due to the existence of any Indemnification Claim pending as of such date, then to the extent that the amount so withheld (the "Retained Amount") exceeds 150% of the amount specified in a certificate signed by the Stockholders and IPL as the amount finally determined by a court of competent jurisdiction pursuant to a final, binding, non-appealable order to be the actual amount to be paid in respect of the Indemnification Claim, IPL shall pay to the Subject Stockholders in respect of such Indemnification Claim, an amount (reduced by any other earnings received by the Subject Stockholder pursuant to this Agreement in respect of such amounts during such period) equal to interest on such excess calculated from the Final Date until the date of such payment, at a rate equal to 2% in excess of the average annual interest rate paid by IPL to its then current lending bank during each annual period (or part thereof) that such amounts are retained (or, in the event there is no such bank during any such period, 15% per annum), but not in excess of the maximum rate of interest permitted by law.

         Section 7.  Duties and Obligations.

         (a) It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Agreement. The Escrow Agent's duties are ministerial in nature and the Escrow Agent shall not incur any liability whatsoever so long as it has acted in good faith, except for willful misconduct or gross negligence. In the event that, at any time, the Escrow Agent has any question as to the interpretation or application of any provision of this Agreement, or requests written instructions or confirmation of any action or inaction to be taken or not to be taken by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking any action or engaging in any activity, until it has received such instruction or confirmation as it may reasonably request and the parties hereto will provide the same as reasonably requested by the Escrow Agent from time to time.

         (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the parties hereto.

         (c) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to commence an action in interpleader and to pay the funds and property then held in the Escrow Accounts into court, whereupon its sole obligation shall be to take such action as is ordered by a final, binding, non-appealable order or judgment of a court of competent jurisdiction.

         (d) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for.

         (e) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions or certificates given to it hereunder and reasonably believed by it to be signed by the proper parties.

         (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings (including interpleader) which may be instituted against it in respect of the subject matter of this Agreement. If it does elect to act, it will do so only if it is indemnified against the reasonable cost and expense of such defense or initiation.

         (g) This Agreement shall terminate when all funds and property on deposit pursuant hereto have been disbursed as provided in this Agreement.

         Section 8. Resignation. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto, at least thirty days prior to the date specified for such resignation to take effect, and, upon the effective date of such resignation, all funds and property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by all of IPL and the Stockholders, whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate except that the Escrow Agent's sole responsibility thereafter shall be to continue to hold all the funds and property then held by it and to deliver the same to a person designated in writing by all of IPL and the Stockholders or in accordance with the directions of a final, binding, non-appealable order or judgment of a court of competent jurisdiction.

         Section 9. Indemnification. IPL agrees to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including, without limitation, reasonable attorneys' fees, that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including, without limitation, the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Each Stockholder agrees to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including, without limitation, reasonable attorneys' fees, that may be incurred by the Escrow Agent arising out of any wrongful act or omission by such Stockholder hereunder, except as caused by the Escrow Agent's gross negligence or willful misconduct, including, without limitation, the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

         Section 10. Expenses. IPL shall reimburse the Escrow Agent for all expenses and disbursements incurred by the Escrow Agent including, without limitation, fees and expenses, of counsel of the Escrow Agent incurred in connection with this Agreement.

         Section 11. Arbitration. Disputes that arise under this Agreement, between the Stockholders and IPL will be resolved as follows:

                  (i) except as set forth in the penultimate paragraph of this
Section 11, neither IPL nor any of the Stockholders shall bring a civil action arising under or with respect to this Agreement;

                  (ii) at any time IPL or any of the Stockholders may demand arbitration of any dispute, arising under or with respect to this Agreement by delivering written notice thereof to: (x) the parties hereto; and (y) an office of JAMS/Endispute located in New York City (or, if none, then the office of JAMS/Endispute located closest to New York City); and

                  (iii) any such arbitration shall be conducted in New York City according to JAMS/Endispute's Arbitration Rules then in effect applicable to disputes of the types submitted to arbitration and the results of such arbitration shall be final and binding on the parties.

In the event that JAMS/Endispute is not available to provide such arbitration services with respect to any such dispute, then that dispute shall be resolved by final, binding arbitration in New York City by three arbitrators pursuant to the rules then prevailing of the American Arbitration Association applicable to disputes of the type submitted to arbitration. Judgement on the award rendered by any of the above referenced arbitrators may be confirmed and entered in and by any court having jurisdiction.

         Notwithstanding the foregoing, each party specifically reserves the right to seek equitable remedies in a court of competent jurisdiction.

         It is understood and agreed by IPL and the Stockholders that the purpose of this Agreement is to provide a mechanism to fund the payment of certain indemnification obligations that may arise pursuant to the terms of
Article X of the Merger Agreement. This Section 11 is to be utilized solely to resolve disputes under this Agreement. The determination of the right of any party to be indemnified or to receive any payment under Section X of the Merger Agreement in respect of any matter is not within the subject matter of this Agreement and is not subject to the provisions of this Section 11.

         Section 12. Fees. The fees and expenses of the Escrow Agent are to be paid by IPL pursuant to the terms of a letter agreement between Escrow Agent and IPL dated April 7, 1997 and the Escrow Agent shall not collect any such fees from the amounts or property escrowed hereunder.

         Section 13. Notices. All notices, requests, demands, waivers, consents, approvals or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if: (i) delivered personally to such party; or (ii) sent to such party by telegram or telecopy, with a copy sent on the same day via overnight delivery to the following addresses:

                  If to IPL, to:

                           International Post Limited
                           545 Fifth Avenue
                           New York, New York  10017
                           Attention:  Martin Irwin
                           Fax # (212) 986-1364

                  with a copy to:

                           Shereff, Friedman, Hoffman & Goodman, LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Jeffry S. Hoffman, Esq.
                           (212) 758-9500
                           Fax # (212) 758-9526

                  If to Siracusano, to:

                           Louis H. Siracusano
                           13 Lexington Lane
                           Montvale, New Jersey  07645
                           (201) 573-8660
                           Fax # (201) 573-8665

                  If to Ferolito, to:

                           Arnold P. Ferolito
                           c/o Video Services Corporation
                           240 Pegasus Avenue
                           Northvale, New Jersey  07647-1904
                           (201) 767-1000
                           Fax # (201) 784-2878

                  If to Buck, to:

                           Donald H. Buck
                           2 Deerburn Court
                           Florham Park, NJ  07932
                           (201) 593-8478
                           Fax # (201) 593-9283

                  All notices to the Stockholders shall also be sent to:

                           Gordon Altman Butowsky Weitzen Shalov & Wein
                           114 West 47th Street
                           New York, New York  10036-1510
                           Attention:  Keith L. Schaitkin
                           Fax # (212) 626-0799

                  If to Escrow Agent, to it at:

                           IBJ Schroder Bank & Trust Company
                           One State Street
                           New York, New York 10004
                           Attention: Corporate Trust
                           Fax # (212) 858-2952


or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications shall be deemed to have been given and received as of the date so delivered, telegraphed or telecopied, provided that any notice, request, demand, waiver, consent, approval or other communications sent to the Escrow Agent shall be deemed to have been given and received as of the date received by the Escrow Agent.

         Section 14. Assignment. A party hereto may assign its rights under this Agreement upon notice to all other parties hereto, provided that in connection with any assignment by the Escrow Agent, the Escrow Agent shall comply with the terms of Section 8 hereof.

         Section 15. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, heirs and personal representatives.

         Section 16. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and performed therein without giving effect to the principles of conflict of laws thereof.

         Section 17. Amendment; Waiver. No amendment, modification or waiver of the provisions of this Agreement shall be effective unless in a writing executed by the party against whom such amendment or modification is sought to be enforced (or in the case of a waiver by the party waiving one or more of its rights hereunder).

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but collectively all of such counterparts shall constitute one and the same agreement.

         Section 19. Adjustments. For purposes of this Agreement all references to numbers of shares or calculations based thereon or relating thereto, shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization or other similar event.

         Section 20. Glossary. The following terms as used in this Agreement shall have the meanings indicated below.

                  "Business Day" shall mean any day other than (i) a Saturday or Sunday; or (ii) a day on which banks in the State of New York are required or permitted to be closed.

                  "Cash Substitution Percentage" shall mean, with respect to any Cash Substitution being sought by any Stockholder, a percentage determined by dividing the Shares to be Removed pursuant to such Cash Substitution, by the number of Initial Deposited Shares in respect of such Stockholder.

                  "Cash to be Removed" shall mean, with respect to each Stockholder, the amount of cash it is seeking to obtain possession of through a Stock Substitution pursuant to this
         Section 4.

                  "Determined Cash Amount" shall mean an amount in U.S. dollars determined, from time to time, with respect to any Stockholder seeking to engage in a Cash Substitution, by multiplying the Total Cash Amount in respect of such Stockholder, by the applicable Cash Substitution Percentage.

                  "Determined Stock Amount" shall mean a certificate representing a number of shares of IPL Common Stock determined, from time to time, with respect to any Stockholder seeking to engage in a Stock Substitution, by multiplying the Initial Deposited Shares in respect of such Stockholder, by the applicable Stock Substitution Percentage.

                  "Initial Deposited Shares" shall mean, with respect to each of Siracusano, Ferolito and Buck, respectively, a number of shares equal to the Siracusano Deposited Shares, the Ferolito Deposited Shares and the Buck Deposited Shares (in each case including only those shares deposited in escrow pursuant to this Agreement on the date hereof), appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization or other similar event.

                  "IPL Common Stock" shall mean the authorized common stock, $.01 par value per share, of IPL.

                  "Market Value" shall mean the average of the closing bid and asked prices of a share of IPL Common Stock on The Nasdaq Stock Market during the five (5) trading days immediately prior to the date such calculation is made, appropriately adjusted for stock dividends, splits, combinations, subdivisions, recapitalizations and similar events.

                  "Section 6 Date" in the event that the Escrow Agent and each Stockholder have received written notice from IPL of an extension of the applicable statute of limitations relating to any matter contemplated in Sections 4.8, 4.9 or 4.14 of the Merger Agreement by agreement of IPL and any Governmental Entity entered into prior to the expiration of three (3) years from the date of the Closing, the date of expiration of the last such extension.

                  "Shares to be Removed" shall mean, with respect to each Stockholder, the number of Deposited Shares it is seeking to obtain possession of through a Cash Substitution pursuant to this Section 3.

                  "Stock Substitution Percentage" shall mean, with respect to any Stock Substitution being sought by any Stockholder, a percentage determined by dividing the Cash to be Removed pursuant to such Stock Substitution, by the Total Cash Amount in respect of such Stockholder.

                  "Stockholder Percentage" shall mean: (i) with respect to Louis H. Siracusano, 46.062%; (ii) with respect to Arnold
         P. Ferolito, 46.02%; and (iii) with respect to Donald H.
         Buck, 7.876%.

                  "Total Cash Amount" shall mean, with respect to: (i) Siracusano, $2.3 million; (ii) Ferolito, $2.3 million, and
         (iii) Buck, $400,000.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                                  INTERNATIONAL POST LIMITED


                                                  /s/ Martin Irwin
                                                  Name: Martin Irwin
                                                  Title: President


                                                  STOCKHOLDERS:


                                                  /s/ Louis H. Siracusano
                                                  Louis H. Siracusano



                                                  /s/ Arnold P. Ferolito
                                                  Arnold P. Ferolito



                                                  /s/ Donald H. Buck
                                                  Donald H. Buck


                                                  IBJ SCHRODER BANK & TRUST
                                                  COMPANY



                                                  By: /s/ Barbara McCluskey